Exhibit 15.2

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in the Registration Statements on Form F-3 (No. 333-234188) and Form S-8 (No. 333-223508) of PagSeguro Digital Ltd. of our report dated February 19, 2019 relating to the financial statements, which appears in this Form 20-F.

/s/ PricewaterhouseCoopers Auditores Independentes

São Paulo, Brazil

April 22, 2020.